10.11  EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of September 1, 2000 (as from time to time amended, this "Agreement"), by and between dick clark productions, inc., a Delaware corporation (the "Company"), and Mr. William S. Simon (the "Executive").

                  The Executive is currently the Vice President of Finance, Treasurer and Chief Financial Officer of the Company and has served in that capacity since August 12, 1998. In order for the Company to secure the continued employment services of the Executive, and in order for the Executive to have the security of continued employment with the Company, the Company and the Executive desire to continue the Executive's employment with the Company subject to the terms, provisions and conditions set forth in this Agreement.

                  Therefore, upon the mutual promises set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1.       Employment.
                  -----------

                  (a) The Company hereby employs the Executive for the Employment Term (as such term is hereinafter defined) of this Agreement, subject to earlier termination as provided for herein, as the Company's Vice President of Finance, Treasurer and Chief Financial Officer, and the Executive hereby accepts such employment and agrees to serve the Company in that capacity. As the Company's Vice President of Finance, Treasurer and Chief Financial Officer, the Executive shall have such duties and responsibilities as are normally associated with those positions and such other duties as may from time to time be assigned to the Executive by the President and Chief Operating Officer of the Company or the Board of Directors of the Company. The Executive shall devote his best efforts and substantially all of his business time to the performance of his duties and obligations under this Agreement and shall perform them faithfully, diligently, competently and to the best of his ability. The Executive shall report directly to the President and Chief Operating Officer of the Company. At the request of the Audit Committee of the Board of Directors of the Company, the Executive shall meet with, and respond to the inquires of, the Audit Committee of the Board of Directors and furnish the Audit Committee of the Board of Directors with such financial information as it may require.

                  (b) The Executive shall not, directly or indirectly, engage in any business, civil or charitable enterprise, whether or not during regular business hours, other than for the benefit of the Company or, in the case of civil or charitable enterprises, if doing so would interfere with performance of any of the Executive's duties or obligations under this Agreement. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Executive may devote a portion of his business time to serving as an officer of companies a majority of whose equity is owned by Mr. Richard W. Clark (collectively, the "Clark Affiliates") and to Mr. Clark directly; provided however, that providing services to the Clark Affiliates or Mr. Clark's directly does not compete with any business or activity conducted by the Company (unless such activities were presented to the Company and the Board of Directors of the Company determined not to engage in such activities); and provided further, that such activities do not interfere with the Executive's performance of any of his duties or obligations under this Agreement. The Executive shall comply with all written policies and procedures of the Company, as from time to time in effect.

         2.       Term of Employment.
                  -------------------

                  The Executive's employment by the Company pursuant to this Agreement shall commence as of the date of this Agreement and shall terminate on August 31, 2003, unless earlier terminated pursuant to Sections 6 or 9 hereof (the "Employment Term").

         3.       Compensation.
                  -------------

                  (a) As full compensation for all services rendered by the Executive to the Company under this Agreement during the Employment Term, the Company shall pay to the Executive a base salary as follows: (i) at an annual rate of $190,000 for the period September 1, 2000 through August 31, 2001; (ii) at an annual rate of

$200,000 for the period September 1, 2001 through August 31, 2002; and (iii) at an annual rate of $210,000 for the period September 1, 2002 through August 31, 2003. The base salary payable to the Executive pursuant to this Section 3(a) shall be payable in equal installments (once every two weeks or as is otherwise consistent with the Company's regular payroll practices) in accordance with the Company's customary payroll practices for its senior executives. The Company shall be entitled to make and deduct from any amounts payable to the Executive hereunder all withholdings for federal, state and local taxes and any other withholdings that are required pursuant to applicable law or regulation or are otherwise consistent with the Company's practices for its senior executives.

                  (b) The Company shall pay the Executive a bonus of $35,000 for the Company's fiscal year ended June 30, 2000.

         4.       Fringe Benefits; Expenses, etc.
                  -------------------------------

                  (a) The Executive shall be entitled to receive all health and pension benefits provided by the Company to its senior executives as a group and shall also be entitled to participate in all other benefit plans provided by the Company to its senior executives as a group.

                  (b) The Company shall reimburse the Executive for all reasonable, necessary and ordinary out-of-pocket expenses incurred by him in connection with the performance of his services for the Company pursuant to this Agreement; provided, however, that any such reimbursement shall be upon submission of vouchers and receipts in accordance with the Company's customary policies and procedures from time to time in effect. The Executive shall be entitled to travel "Business Class" on all transcontinental and international airplane travel taken at the request of the Company, all other airplane travel shall be economy class.

                  (c) The Executive shall be entitled to four (4) weeks vacation time annually, to be taken at times selected by him, subject to the concurrence of the President and Chief Operating Officer of the Company, which are consistent with the proper performance of the Executive's duties under this Agreement. Subject to Company policy, vacation shall accrue and any unused vacation shall be able to be utilized in accordance with the Company's policy.

        5.       Options.
                 --------

                  (a) The Company shall grant to the Executive, as of the date of this Agreement, options to purchase 20,000 shares of the Company's common stock, par value of $0.01 per share (the "Common Stock"), of the Company (the "Options"). The Options shall vest and be exercisable equally as to 6,667 shares of Common Stock on September 1, 2001 and September 1, 2002 and as to 6,666 shares of Common Stock on September 1, 2003; provided that on such date, the Executive remains in the employ of the Company. The Options shall be "incentive stock options" and shall be issued pursuant to, and governed by, the terms and provisions of the Company's 1996 Stock Option Plan (the "Plan"). The Options shall have an exercise price on the date this grant is ratified and approved by the Stock Option Committee of the Company's Board of Directors.

                  (b) The Options and all other stock options with respect to Company Common Stock previously granted to the Executive shall automatically vest and be exercisable upon a Change of Control (as such term is hereinafter defined).

                  (c) For purposes of this Agreement the term "Change of Control" shall mean Mr. Richard W. Clark and/or Mr. Francis C. La Maina either together or alone, directly or indirectly, do not control, either through direct or beneficial ownership or by contract or otherwise shares of capital stock of the Company, which in the aggregate are sufficient to elect a majority of the Board of Directors of the Company.

                  (d) The Options shall be subject to the terms and provisions of the Plan.

         6.       Disability or Death.
                  --------------------

                  (a) If, as the result of any physical or mental disability, the Executive shall have failed or been unable to perform his material duties or responsibilities to the Company for a period of one hundred twenty (120) consecutive days or for more than one hundred eighty (180) days during any twelve (12) month period during the Employment Term, the Company may, by written notice to the Executive subsequent thereto, terminate the Executive's employment under this Agreement, effective as of the date of the notice, and the Company shall not be required to make any further payment or to furnish any benefit to the Executive under this Agreement (other than accrued and unpaid base salary pursuant to Section 3(a) hereof and expenses pursuant to Section 4(b) hereof and the benefits which have accrued as of the effective date of termination pursuant to any plan pursuant to Section 4(a) hereof or by applicable law).

                  (b) The Executive's employment under this Agreement shall automatically terminate upon his death and the Company shall not be required to make any further payment or the furnish any benefit to the Executive under this Agreement (other than accrued and unpaid salary pursuant to Section 3(a) hereof and expenses pursuant to Section 4(b) hereof and benefits which have accrued pursuant to any plan pursuant to Section 4(a) hereof or by applicable law).

         7.       Non-Competition; Confidential Agreement.
                  ----------------------------------------

                  (a) The Executive acknowledges that by virtue of the Executive's position and involvement with the business and affairs of the Company and its subsidiaries, the Executive will develop substantial expertise and knowledge with respect to all aspects of their business, affairs and operations and will have access to all significant aspects of the business and operations of the Company and its subsidiaries and to their confidential and proprietary information. The Executive acknowledges that the Company will be irreparably damaged if the Executive were to enter into, or be involved with any business or activity which competes with any business or activity engaged in by the Company or any of its subsidiaries in contravention of this Agreement or if the Executive were to disclose or make unauthorized use of any of the Company's confidential and proprietary information. Accordingly, the Executive expressly acknowledges and agrees that the Executive is voluntarily entering into this Agreement and that the terms, provisions and conditions of this Section 7 are fair and reasonable and necessary to protect the Company and its business interests.

                  (b) The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company, the Executive will develop substantial expertise and knowledge with respect to all aspects of the Company's business, affairs and operations and will have access to all significant aspects of the business and operations of the Company and to Confidential and Proprietary Information. Accordingly, the Executive agrees as follows:

                           (i) The Executive hereby covenants and agrees that,
during the Employment Term and thereafter the Executive shall not, directly or indirectly, under any circumstance: (A) disclose to any other Person (other than in the regular course of business of the Company) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; provided that the Executive will give the Company prompt written notice of any intended disclosure pursuant to such law, regulation or subpoena; provided, further, that if the Company intends to seek a protective order in connection with any such permitted disclosure, the Executive will cooperate with the Company; (B) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (C) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Company; or (D) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information.

                           (ii) The Executive will deliver promptly to the
Company or its designee at the termination of the Executive's employment, or at any other time the Company may so request, all memoranda, notes, records, reports, and other documents (including, without limitation, drafts, whole or partial copies, and information stored or maintained electronically, magnetically, in a computer, or through any other medium invented in the future) relating to the Company's business, which the Executive obtained while employed by, or otherwise serving or acting on behalf of, the Company and which the Executive may then possess or have under the Executive's control.

                           (iii) During the Employment Term, the Executive may
adopt or implement additional policies, procedures, or requirements connected with the Company's business, and any such policies, procedures, or requirements will supplement this Section 7(b).

                  (c) During the period of the Executive's employment under this Agreement, the Executive shall not, directly or indirectly, engage or be interested in (as a stockholder, director, officer, employee, agent, broker, partner, individual proprietor, joint venturer, lender or otherwise), individually or in any representative capacity, in any other business which is competitive with any business conducted by or contemplated to be conducted by the Company or any of its subsidiaries or any Clark Affiliate; provided that the Executive may own not more than 5% of the outstanding securities of any class of securities of any publicly held company.

                  (d) The Executive shall not, directly or indirectly, either during the period of the Executive's employment under this Agreement or thereafter, disclose to any person or entity (except in the regular course of the Company's business during the period of the Executive's employment hereunder or as required by applicable law), or use in competition with the Company or any of its subsidiaries or any Clark Affiliate, any information of any nature whatsoever acquired by the Executive during his employment by the Company or during the period that the Executive provides services to such Clark Affiliate, with respect to any confidential, secret, non-public or proprietary aspect of the operations, business affairs, financial condition, customers, clients, trade secrets, business strategies or plans or other confidential information of the Company or any of its subsidiaries or any Clark Affiliate, as applicable, unless such information has become known to the general public, other than by reason of any action, directly or indirectly, on the part of the Executive.

                  (e) The Executive shall not, directly or indirectly, either during the period of the Executive's employment under this Agreement or for a period of one (1) year thereafter, solicit the services of any person who was a full-time employee of the Company or any of its subsidiaries or any Clark Affiliate (other than employees employed for limited periods of time in connection with the production of particular television or motion picture programming and the Executive's executive assistant) during the last twelve (12) months of the period of the Executive's employment with the Company.

                  (f) Following the termination of the Executive's employment with the Company, the Executive shall return to the Company (i) all documents, records and other items containing any information regarding the Company or any of its subsidiaries or any of their respective businesses or operations (regardless of the medium in which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing); and (ii) any and all Company property which is in the Executive's possession or was previously given to the Executive.

                  (g) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

                  (h) The Executive acknowledges that the remedy at law for any breach of any of his covenants or obligations under this Section 7 will be inadequate and, accordingly, in the event of any breach or threatened breach by the Executive of any of the provisions of this Section 7, the Company shall be entitled, in addition to all other rights and remedies at law or otherwise, to obtain an injunction or other equitable relief restraining any such breach or threatened breach (without the Company being required to post a bond or other security and without the necessity of the Company being required to demonstrate any actual damages). The equitable remedies described in this Section 7(h) shall not be the exclusive remedy available to the Company and shall be cumulative with all other rights and remedies available to the Company at law, in equity or otherwise.

         8.       Work for Hire.
                  --------------

                  Any inventions, ideas, concepts or copyrightable works originated or conceived by the Executive as part of his employment by the Company or with the use or assistance of the facilities, materials or personnel of the Company or any of its subsidiaries, either solely or jointly with others, during the period of the Executive's employment with the Company shall be the sole and exclusive property of the Company and shall be deemed to be "work for hire". The Executive hereby irrevocably assigns, conveys and transfers to the Company and agrees to transfer and assign to the Company all of his right, title and interest in and to all inventions, ideas, concepts or copyrightable works, and to applications for patents, copyrights, trademarks, service marks, trade names and service names and patents granted upon such inventions, ideas, concepts or copyrightable works. The Executive agrees for himself an his heirs and personal representatives, upon the request of the Company and at the Company's expense, to take such actions, to execute such documents and instruments and to participate in such legal proceedings as from time to time may be necessary, required or useful in the Company's sole opinion to apply for, secure, maintain, reissue, extend or defend the worldwide rights of the Company in such inventions, ideas, concepts or copyrightable works. The Executive hereby designates and appoints the Company as the agent and attorney-in-fact of the Executive for purposes of taking such actions to execute such documents and to participate in such proceedings. Such designation and appointment is irrevocable and coupled with an interest.

         9.       Termination.
                  -----------

                  (a) The Company shall have the right to terminate the Executive's employment with the Company (i) "for cause" or (ii) "without cause". For purposes of this Agreement, termination "for cause" shall mean termination of the Executive's employment based upon (i) any material breach of the Executive's covenants or obligations under this Agreement, which breach is not cured within thirty (30) days after written notice to the Executive by the Company; (ii) conviction of an act of fraud or theft or gross malfeasance on the part of the Executive, including, without limitation, conduct of a felonious or criminal nature, embezzlement or misappropriation of the assets of the Company or any of its subsidiaries; (iii) the usurpation of any corporate opportunity belonging to the Company or any of its subsidiaries; (iv) the chronic addiction of the Executive to drugs or alcohol; (v) violation by the Executive of his duties or obligations to the Company or any of its subsidiaries or any Clark Affiliate, including, without limitation, conduct which is inconsistent with the Executive's position and which results or is reasonably likely to result (in the opinion of the President and Chief Operating Officer of the Company) in an adverse effect (financial or otherwise) on the business of the Company or any of its subsidiaries or any Clark Affiliate, as the case may be, and such violation is not cured within fifteen (15) days after written notice to the Executive by the Company; (vi) the Executive's failure, refusal or neglect to perform his duties hereunder within a reasonable period, under the circumstances, or the Executive's failure to comply with the written policies of the Company after written notice from the Board of Directors or the President and Chief Operating Officer of the Company (which notice shall specifically identifying the manner in which the Board of Directors or the President and Chief Operating Officer of the Company believes that the Executive has failed, refused or neglected his duties or failed to comply with such policies). A termination of the Executive's employment with the Company for any reason other than those enumerated in the immediately preceding sentence or as provided in Section 6 hereof shall be, for purposes of this Agreement, deemed to be a termination of the Executive's employment with the Company "without cause". If the employment of the Executive is terminated "for cause", the Company shall not be obligated to make any further payment to the Executive (other than accrued and unpaid base salary pursuant to Section 3(a) hereof and expenses pursuant to Section 4(b) hereof incurred prior to the date of termination), or continue to provide any benefit (other the benefits which have accrued under any plan pursuant to Section 4(a) hereof or by applicable law) to the Executive under this Agreement prior to the date of termination.

                  (b) If the employment of the Executive is terminated "without cause", the Company shall pay to the Executive all of his base salary pursuant to Section 3(a) hereof for a period equal to the longer of (x) twelve (12) months from the date of termination "without cause" and (y) the remaining portion of the Employment Term; provided that the Company shall not be obligated to continue to provide any other benefits under this Agreement, other than health and medical benefits pursuant to Section 4(a) hereof. In addition, all unvested Options previously granted to the Executive shall automatically vest if the Executive's employment with the Company is terminated "without cause".

                  (c) The Executive acknowledges and agrees that each of the factors which comprise the definition of the term "cause" constitutes, on an individual basis, adequate and sufficient grounds for termination of the Executive's employment with the Company.

                  (d) If the Executive's employment is terminated prior to the end of the Employment Term, to the extent permitted by applicable law, the Company shall be entitled to deduct any amounts owing to the Company or any Clark Affiliate by the Executive from the amounts payable to the Executive, if any.

         10.      Miscellaneous.
                  -------------

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN CALIFORNIA WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED WITHOUT ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN LOS ANGELES COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO CONTEST THE VENUE OF SAID COURTS OR TO CLAIM THAT SAID COURTS CONSTITUTE AN INCONVENIENT FORUM. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (b) This Agreement contains a complete statement of all the agreements and understandings between the Company and the Executive with respect to its subject matter, supersedes all previous and/or contemporaneous agreements and understandings among them relating such subject matter (whether written or oral) all of which are merged herein (including, without limitation, that certain Employment Agreement dated as of September 1, 1998, between the Executive and the Company). This Agreement cannot be modified, amended or terminated orally and may only be modified or amended by an instrument in writing signed by each of the parties hereto. There are no representations, warranties or promises between the parties with respect to the subject matter hereof, except as expressly set forth herein.

                  (c) Any notice, consent or other communication under or relating to this Agreement shall be in writing and shall be considered given when received by the intended recipient and shall be delivered personally or mailed by certified mail, return receipt requested (all postage prepaid) or by an overnight courier service (if such courier service has a recognized reputation and all costs have been prepaid), to the parties at their respective addresses set forth below (or at such other address as a party may specify by notice to the other in accordance with this Section 10(c)):

                           If to the Company, to it at:

                           3003 West Olive Avenue
                           Burbank, California 91505
                           Attn:  President and Chief Operating Officer

                           with a copy to:

                           Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York 10174

                           Attn:  Martin Eric Weisberg, Esq.
                           If to the Executive to him at:

                           3003 West Olive Avenue
                           Burbank, California 91505

                  (d) The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any one occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement on any other occasion. Any waiver of any term or provision hereof in order to be effective must be in writing and signed by each of the parties. All rights and remedies of the parties hereunder are cumulative and may be exercised separately or concurrently. Any waiver of any term or provision hereof shall be effective only for the specific instance in which given and it shall not be construed as a waiver of any other term or provision of this Agreement.

                  (e) The invalidity, illegality or unenforceability of any term or provision of this Agreement shall not affect the validity, legality or enforceability of the remaining terms or provisions of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be modified and amended so that it is given full effect as far as possible pursuant to applicable law. If any term or provision of this Agreement is invalid, illegal or unenforceable in any one jurisdiction, it shall not affect the validity, legality or enforceability of that term or provision in any other jurisdiction. It is the intention of the parties that this Agreement be enforced by any court of competent jurisdiction to the fullest extent permitted by applicable law and that the Agreement may be reformed and amended by any court of competent jurisdiction in connection with its enforcement to the extent contemplated by this Section 10(e).

                  (f) This Agreement is not assignable by either party, except that the Company may assign this Agreement to any successor to the Company by merger, purchase of stock, consolidation, recapitalization or other similar transaction or any assignee of the Company upon the acquisition of all or substantially all of the Company's assets by such assignee; provided such successor or assignee assumes all of the obligations of the Company hereunder, whereupon this Agreement shall be binding upon and inure to the benefit of any such successor or assignee. This Agreement shall inure to the benefit of the heirs, estate and legal representatives of the Executive. The Executive may not delegate any of the Executive's duties or obligations hereunder. Except as expressly provided by this Section 10(f), there are not third party beneficiaries of this Agreement.

                  (g) The section headings contained herein are inserted herein for convenience of reference only and shall not be taken into account in the interpretation or construction of this Agreement.

                                                 dick clark productions, inc.


                                                 By:  /s/ FRANCIS C. LA MAINA
                                                   -------------------------
                                                   Name: Francis C. La Maina
                                                   Title:  President




                                                 /s/  WILLIAM S. SIMON
                                                 -------------------------
                                                 William S. Simon